CERTIFICATE OF INCORPORATION

OF

SOUTH TEXAS HEART, INC.

1. The name of the corporation is: South Texas Heart, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is: One Thousand (1,000) and the par value of each of such shares is $.01, amounting in the aggregate to Ten Dollars ($10.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the sole incorporator is:

NAME	MAILING ADDRESS
Celeste A. Stellabott	367 South Gulph Road King of Prussia, PA 19406

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/31/2001
010050242 - 3350650

8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of January, 2001.

Celeste A. Stellabott
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 02/28/2001
010101047 – 3350650

CERTIFICATE OF MERGER

OF
MCALLEN MEDICAL CENTER, INC.
INTO
SOUTH TEXAS HEART, INC.

Pursuant to Title 8, Sec. 252 of the Delaware Code, the undersigned surviving corporation submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the domestic corporation and other business entities which are to merge are:

Name	Jurisdiction
McAllen Medical Center, Inc.	Texas
South Texas Heart, Inc.	Delaware

2. The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252.

3. The name of the surviving business entity is South Texas Heart, Inc.

4. The agreement of merger is on file at a place of business of the surviving business entity which is located at 367 South Gulph Road, King of Prussia, Pennsylvania 19406.

5. A copy of the agreement of merger will be furnished by the surviving business entity, on request and without cost, to any person holding an intrest in any person holding an intrest in any other business or entity which is to merge.

6. The authorized stock and par value of the merging non Delaware corporation is common 100 shares with no par value.

7. The Certificate of Incorporation of South Texas Heart, Inc. shall be the Certificate of Incorporation of the surviving corporation.

f:\users\law\stellabou\mergers\southtexasheart

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 28th day of February, 2001, and is being filed in accordance with Title 8, Sec. 252.

SOUTH TEXAS HEART, INC.

By: ______________________
Steve Filton, Vice President

f:\users\law\stallabott\mergers\southtexasheart

TOTAL P:03

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

SOUTH TEXAS HEART, INC.

South Texas Heart, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of South Texas Heart, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:
>
> The name of the corporation is McAllen Medical Center, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said South Texas Heart, Inc. has caused this certificate to be signed by Steve Filton, its Vice President, this 8th day of January, 2002.

STEVE FILTON

By [signature]
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 01/09/2002
020014844 – 3350650